                                                                  Exhibit (a)(1)


                           KANA COMMUNICATIONS, INC.

                 OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
             HAVING AN EXERCISE PRICE PER SHARE OF MORE THAN $5.00
                      FOR NEW OPTIONS AND RESTRICTED STOCK

================================================================================

                     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
             AT 5:00 P.M., PACIFIC STANDARD TIME, ON APRIL 2, 2001,
                         UNLESS THE OFFER IS EXTENDED.

================================================================================

     Kana Communications, Inc. is offering option holders the opportunity to exchange certain outstanding stock options with an exercise price per share of more than $5.00 (the "eligible options" and the "special options") for new options that we will grant to purchase shares of our common stock (the "new options") and for unvested shares of our common stock that we will issue (the "restricted stock"). In exchange for any options you tender that are accepted for exchange and cancelled by us, you will receive new options exercisable for a number of shares of our common stock equal to seven eighths (7/8) of the total number of shares subject to the eligible options you tender and a number of shares of restricted stock equal to one eighth (1/8) of the total number of shares subject to the eligible options you tender.


     The "eligible options" are all options, other than the special options and the 100-share options (each described below), with an exercise price per share of more than $5.00 that are currently outstanding under our 1999 Stock Incentive Plan (the "1999 plan"), our 1999 Special Stock Option Plan or our 1997 Stock Option/Stock Issuance Plan, or any of the following stock option plans we have assumed in connection with our acquisition of the plan sponsor: the Connectify, Inc. 1998 Stock Plan, the netDialog, Inc. 1997 Stock Plan, the Business Evolution, Inc. 1999 Stock Plan, the Silknet Software, Inc. 1999 Stock Option and Stock Incentive Plan, the Silknet Software, Inc. Employee Stock Option Plan, or the Insite Marketing Technology 1997 Stock Option Plan, (together, the "option plans").


     The "special options" are outstanding options with a three-year vesting schedule that were granted under the 1999 plan on April 19, 2000 at an exercise price per share of $39.3125 and on October 18, 2000 at an exercise price per share of $15.25. The special options must be surrendered and cancelled if you tender any options pursuant to this offer. However, unlike the eligible options, the special options will not be taken into account when calculating the number of shares subject to the new options or the restricted stock to be issued to you. The "100-share options" are options granted to employees on April 19, 2000 with an exercise price per share of $10.00 to purchase 100 shares of our common stock. The 100-share options are not part of this offer and may not be tendered for exchange.


     We are making this offer upon the terms and subject to the conditions set forth in this offer to exchange and in the related letter of transmittal (which together, as they may be amended or supplemented from time to time, constitute the "offer"). You may tender all or one or more of your eligible options. If you decide to tender one or more of your eligible options but not all of them, then you must tender not less than the entire outstanding portion of each particular option grant you want to have exchanged. HOWEVER, IF YOU CHOOSE TO TENDER ANY OPTIONS IN RESPONSE TO THIS OFFER, YOU MUST ALSO TENDER ALL OF YOUR ELIGIBLE OPTIONS GRANTED ON OR AFTER AUGUST 1, 2000 AND ALL OF YOUR SPECIAL OPTIONS.


     This offer is not conditioned upon a minimum number of options being tendered. This offer is subject to conditions described in Section 6 of this offer to exchange.


     If you tender options for exchange as described in this offer, we will grant you new options under the 1999 plan and we will issue you restricted stock under the 1999 plan. The exercise price of the new options will be equal to the last reported sale price of our common stock on the Nasdaq National Market on the date of grant. Regardless of the vesting schedule of your eligible and special options, the new options will vest over a forty-two-month period measured from the grant date of the new options. The new options will be granted on or promptly after the first trading day that is at least six months and one day after the date the tendered options are accepted and cancelled. The restricted stock will be available for issuance promptly after the date the tendered options are accepted and cancelled. However, the restricted stock will not actually be issued until you sign the applicable stock issuance agreement and make a cash payment to us equal to the $.001 per share par value of your restricted stock. The restricted stock issued to you will vest on the six-month anniversary of the date the tendered options are accepted and cancelled. Until it vests, the restricted stock will be subject to restrictions on transfer and will be held in our custody. The subsequent vesting of your restricted stock will result in your recognition of taxable income, and you must pay us the applicable federal and state income and employment withholding taxes before the stock certificates for your restricted stock can be released.


     As of February 1, 2001, options to purchase 23,189,422 shares of our common stock were issued and outstanding under our various stock plans, including options to purchase 22,213,135 shares of our common stock under the option plans (as defined above). Options to purchase 21,718,740 shares of our common stock having an exercise price per share of more than $5.00 were issued and outstanding under the option plans. The shares of common stock issuable upon exercise of options we are offering to exchange represent approximately 97.8% of the total shares of common stock issuable upon exercise of all options outstanding under the option plans as of February 1, 2001, and 93.7% of the total shares of common stock issuable upon exercise of all options outstanding under our various stock plans (including the option plans) as of February 1, 2001.


     All options accepted by us pursuant to this offer will be cancelled.


     ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR OPTIONS. WE HAVE BEEN INFORMED BY OUR EXECUTIVE OFFICERS THAT THEY INTEND TO TENDER THEIR ELIGIBLE OPTIONS AND

SPECIAL OPTIONS IN THE OFFER. WE HAVE BEEN INFORMED BY OUR NON-EMPLOYEE DIRECTORS THAT THEY DO NOT INTEND TO TENDER ANY OPTIONS IN THE OFFER.


     Shares of our common stock are quoted on the Nasdaq National Market under the symbol "KANA." On February 26, 2001, the last reported sale price of the common stock on the Nasdaq National Market was $3.25 per share. THE NEW OPTIONS WILL NOT BE GRANTED UNTIL ON OR PROMPTLY AFTER THE FIRST TRADING DAY THAT IS AT LEAST SIX MONTHS AND ONE DAY AFTER TENDERED OPTIONS ARE ACCEPTED FOR EXCHANGE AND CANCELLED. THE EXERCISE PRICE PER SHARE OF THE NEW OPTIONS WILL BE THE LAST REPORTED SALE PRICE OF OUR STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON THE DATE OF GRANT. THIS STOCK PRICE MAY BE HIGHER OR LOWER THAN THE CURRENT STOCK PRICE, AND IT MAY BE HIGHER OR LOWER THAN THE EXERCISE PRICE PER SHARE OF YOUR ELIGIBLE AND SPECIAL OPTIONS. YOU SHOULD CAREFULLY CONSIDER THIS UNCERTAINTY BEFORE DECIDING WHETHER TO ACCEPT THE OFFER. OUR STOCK PRICE HAS DECLINED SUBSTANTIALLY OVER THE LAST YEAR AND HAS BEEN SUBJECT TO HIGH VOLATILITY. OUR STOCK PRICE MAY NOT EVER TRADE ABOVE THE EXERCISE PRICE PER SHARE OF THE NEW OPTIONS. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR OPTIONS.


     You should direct questions about this offer or requests for assistance or for additional copies of the offer to exchange or the letter of transmittal to Franklin P. Huang, General Counsel, Kana Communications, Inc., 740 Bay Road, Redwood City, California 94063 (telephone: (650) 298-9282).


                                   IMPORTANT


     If you wish to tender your options for exchange, you must complete and sign the letter of transmittal in accordance with its instructions, and mail or otherwise deliver it and any other required documents to us at Kana Communications, Inc., 740 Bay Road, Redwood City, California 94063, Attn:
Franklin P. Huang, General Counsel.


     We are not making this offer to, nor will we accept any tender of options from or on behalf of, option holders in any jurisdiction in which the offer or the acceptance of any tender of options would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make this offer to option holders in any such jurisdiction.


     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND

REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.


                                            TABLE OF CONTENTS
                                                                                                                    Page
                                                                                                                    ----

SUMMARY TERM SHEET................................................................................................    2
THE OFFER.........................................................................................................   13
1.  NUMBER OF OPTIONS AND SHARES OF RESTRICTED STOCK; EXPIRATION DATE.............................................   13
2.  PURPOSE OF THE OFFER..........................................................................................   15
3.  PROCEDURES FOR TENDERING OPTIONS..............................................................................   16
4.  WITHDRAWAL RIGHTS.............................................................................................   17
5.  ACCEPTANCE OF OPTIONS FOR EXCHANGE AND ISSUANCE OF NEW OPTIONS AND RESTRICTED STOCK...........................   18
6.  CONDITIONS OF THE OFFER.......................................................................................   19
7.  PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS............................................................   22
8.  SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS AND RESTRICTED STOCK.................................   23
9.  INFORMATION CONCERNING KANA COMMUNICATIONS....................................................................   30
10. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS.....................   33
11. STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER...........................   35
12. LEGAL MATTERS; REGULATORY APPROVALS...........................................................................   35
13. MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................................................   36
14. EXTENSION OF OFFER; TERMINATION; AMENDMENT....................................................................   38
15. FEES AND EXPENSES.............................................................................................   40
16. ADDITIONAL INFORMATION........................................................................................   40
17. MISCELLANEOUS.................................................................................................   41

SCHEDULE A  INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF KANA
            COMMUNICATIONS, INC.

                               SUMMARY TERM SHEET


     The following are answers to some of the questions that you may have about this offer. We urge you to read carefully the remainder of this offer to exchange and the accompanying letter of transmittal because the information in this summary and in the introduction preceding this summary is not complete and may not contain all of the information that is important to you. Additional important information is contained in the remainder of this offer to exchange and the letter of transmittal. We have included page references to the relevant sections of this offer to exchange where you can find a more complete description of the topics in this summary.


     WHY ARE YOU MAKING THE OFFER?


     Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We believe these options are unlikely to be exercised in the foreseeable future. By making this offer to exchange outstanding options for new options that will have an exercise price equal to the market value of our common stock on the grant date, we intend to provide our employees with the benefit of holding options that over time may have a greater potential to increase in value, and thereby create better performance incentives for employees in order to maximize stockholder value. In addition, we have decided to issue restricted stock as a part of the exchange in order to provide our employees with the benefit of an actual equity ownership in us, and thereby create better performance and retention incentives for employees during the time period between the date tendered options are accepted and cancelled and the grant date of the new options. (Page 15)


     WHAT SECURITIES ARE YOU OFFERING TO EXCHANGE?


     We are offering to exchange all stock options having an exercise price per share in excess of $5.00 which are outstanding under the option plans (as defined above), other than the 100-share options, for new option grants and restricted stock issuances under the 1999 plan. Although special options will not be considered when calculating the number of shares subject to the new options or restricted stock to be issued to you, if you elect to accept this offer, you must return all your special options for cancellation. In addition to the special options, if you elect to tender any options, you must also tender all eligible options granted to you on or after August 1, 2000. (Page 13)


     WHAT ARE THE SPECIAL OPTIONS?


     In April 2000 and October 2000, we awarded special stock option grants with a three-year vesting schedule to our employees. The April 2000 special grants had an exercise price of $39.3125 per share and the October special grants had an exercise price of $15.25 per share. These special grants were made because we recognized that many of our employees had options with exercise prices that were greater than the then current market price of our common stock, and we wanted to respond to the impact that the extraordinary decline in our stock price was having on our employees. If you elect to accept this offer, you must surrender all your special options for cancellation. (Page 14)

     WHY MUST ALL THE SPECIAL OPTION SHARES BE RETURNED AND CANCELLED IF I CHOOSE TO EXCHANGE MY ELIGIBLE OPTIONS?


     We are not considering the special options when calculating the number of shares to be subject to the new options and restricted stock to be issued to you, but we do require that the special options be returned for cancellation because the special options were intended to accomplish the same goals as this offer. We want to provide performance incentives to each employee through either the combination of new options and restricted stock to be issued pursuant to this offer, or the special options already granted, but not both. If you wish to receive new options and restricted stock under this offer, you must return all your special options for cancellation. If you do not accept this offer, you will keep the special options and all other options granted to you. We believe that requiring you to return your special options for cancellation in order to receive new options and restricted stock is consistent with our goals of creating strong performance incentives for our employees, encouraging our employees to remain in our service and enhancing long-term stockholder value.


     MAY I TENDER OPTIONS THAT I HAVE ALREADY EXERCISED?


     This offer only pertains to options, and does not apply in any way to shares purchased upon the exercise of options, whether or not you have vested in those shares. If you have exercised an eligible option in its entirety, that option is no longer outstanding and is therefore not subject to this offer. If you have exercised an eligible option in part, the remaining outstanding (unexercised) portion of the option is subject to the offer and may be tendered for exchange and cancellation.


     WHAT ARE THE CONDITIONS TO THE OFFER?


     The offer is not conditioned upon a minimum number of options being tendered. The offer is subject to a number of conditions, including the conditions described in Section 6. (Page 19)


     ARE THERE ANY ELIGIBILITY REQUIREMENTS I MUST SATISFY AFTER THE EXPIRATION DATE OF THE OFFER TO RECEIVE THE NEW OPTIONS OR THE RESTRICTED STOCK?


     To receive a grant of new options pursuant to the offer and under the terms of the 1999 plan, you must remain an employee of Kana Communications or one of our subsidiaries from the date you tender options through the date we grant the new options. As discussed below, we will not grant the new options until on or promptly after the first trading day which is at least six months and one day following the date we cancel the options accepted for exchange. In order to receive restricted stock, you must (i) remain an employee of Kana Communications or one of our subsidiaries from the date you tender your options through the date the restricted stock vests and (ii) pay us the federal and state withholding taxes to which you become subject upon the vesting of your restricted stock. We intend to issue the restricted stock promptly after the tendered options are accepted and cancelled, but before the restricted stock will be issued, you must first sign the applicable stock issuance agreement and deliver to us a cash payment equal to the $.001 per share par value of your restricted stock. Upon issuance, the restricted stock will be held in our custody until it vests on the six-month anniversary of the date the tendered options are accepted and cancelled. If we cancel tendered options on April 2, 2001, which is the scheduled expiration date of the offer, the restricted stock will vest on October 2, 2001.


     IF YOU DO NOT REMAIN AN EMPLOYEE OF KANA COMMUNICATIONS OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU TENDER YOUR OPTIONS THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS IN EXCHANGE FOR YOUR TENDERED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE AND CANCELLED. IF YOU DO NOT REMAIN AN EMPLOYEE OF KANA COMMUNICATIONS OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU TENDER YOUR OPTIONS THROUGH THE DATE THE RESTRICTED STOCK VESTS, YOU WILL NOT RECEIVE ANY RESTRICTED STOCK FOR YOUR TENDERED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE AND CANCELLED. YOU ALSO WILL NOT RECEIVE ANY OTHER CONSIDERATION FOR THE TENDERED OPTIONS ACCEPTED FOR EXCHANGE AND CANCELLED IF YOU ARE NOT AN EMPLOYEE ON THE RELEVANT DATES AND THEREFORE ARE NOT GRANTED ANY NEW OPTIONS OR ISSUED ANY RESTRICTED STOCK. (Page 13)


     WHAT IF I AM NOT AN EMPLOYEE OF KANA COMMUNICATIONS WHEN THE NEW OPTIONS ARE GRANTED AND BEGIN TO VEST OR WHEN THE RESTRICTED STOCK IS ISSUED OR VESTS?


     If you are not an employee when the new options are granted, you will not be granted any new options. If you are not an employee when the restricted stock is issued or when the restricted stock subsequently vests, you will not receive the restricted stock. Your eligible options and your special options may be fully or partially vested at present. If you do not accept the offer, then when your employment with us ends, you generally will be able to exercise your eligible options and special options during the limited period specified in your option documents, to the extent those options are vested on the day your employment ends. However, if you accept the offer, your eligible options and special options will be cancelled, and you will not be eligible to receive restricted stock or new options if you are not employed by us on the relevant dates. (Page 18)


     WHAT HAPPENS IF AFTER I TENDER MY OPTIONS I AM TERMINATED AS AN EMPLOYEE?


     If your employment with us terminates for any reason prior to expiration of this offer, you may withdraw your tendered options and exercise them to the extent they are vested and in accordance with their terms. However, in such event, you will not receive new options or restricted stock. If your employment with us terminates for any reason after your tendered options are accepted and cancelled, you will only be entitled to receive the restricted stock if you remain continuously employed by us through the date the restricted stock vests, and you will only be entitled to receive a new option grant if you remain continuously employed by us through and including the date of grant. If your employment terminates after the date of grant, you will only be able to exercise the new options to the extent they are vested and exercisable at the time of your termination, and you will only have the limited time period specified in the option agreement following your termination in which to exercise the vested portion. Once your tendered options have been accepted and cancelled, you will have no rights with respect to those options, and they will not be reissued and returned to you for any reason. THIS OFFER DOES NOT CHANGE THE "AT-WILL" NATURE OF YOUR EMPLOYMENT WITH US, AND YOUR EMPLOYMENT MAY BE TERMINATED BY US OR BY YOU AT ANY TIME, INCLUDING PRIOR TO YOU BEING ISSUED OR VESTING IN EITHER THE RESTRICTED STOCK OR THE NEW OPTIONS, FOR ANY REASON, WITH OR WITHOUT CAUSE.


     HOW MANY NEW OPTIONS AND SHARES OF RESTRICTED STOCK WILL I RECEIVE IN EXCHANGE FOR MY TENDERED OPTIONS?


     We will grant you new options to purchase a number of shares of our common stock equal to seven eighths (7/8ths) of the number of eligible shares subject
to the options you tender that are accepted for exchange and cancelled.   We
will also issue to you a number of shares of restricted stock equal to one eighth (1/8th) of the number of eligible shares subject to the options you tender that are accepted for exchange and cancelled. All new options will be granted under our 1999 plan and will be subject to the terms and conditions of the 1999 plan and a new stock option agreement between you and us. All shares of restricted stock will be issued under our 1999 plan and will be subject to the terms and conditions of the 1999 plan and a restricted stock issuance agreement between you and us. The restricted stock will not actually be issued until you sign and return the restricted stock issuance agreement to us, together with your payment of the $.001 per share par value of your restricted stock. (Page 13)


     WHEN WILL I RECEIVE MY NEW OPTIONS?


     We will grant the new options on or promptly after the first trading day that is at least six months and one day after the date we accept and cancel tendered options. If we cancel tendered options on April 2, 2001, which is the scheduled expiration date of the offer, the grant date of the new options will be on or about October 3, 2001. (Page 18)


     WHY WON'T I RECEIVE MY NEW OPTIONS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?


     If we were to grant the new options on any date that is earlier than six months and one day after the date we cancel the options accepted for exchange, we would be required for financial reporting purposes to record compensation expense against our earnings. By deferring the grant of the new options for at least six months and one day, we believe we will not have to record such a compensation expense. (Page 35)


     WHEN WILL I RECEIVE MY RESTRICTED STOCK?


     We will be prepared to issue the restricted stock promptly following the expiration of the offer and after tendered options are accepted for exchange and cancelled. The scheduled expiration date of the offer is April 2, 2001, and we expect to accept and cancel all tendered options on that date, unless we extend the offer. After expiration of the offer and acceptance and cancellation of tendered options, we will forward a restricted stock issuance agreement to you. You must properly execute the restricted stock issuance agreement and return it to us, together with a cash payment equal to the $.001 per share par value of your restricted stock. Upon our receipt of the executed restricted stock issuance agreement and cash payment, we will issue the restricted stock. However, you will not receive a stock certificate for the restricted stock until after the restricted stock has vested. Prior to vesting, the restricted stock will be held in our custody. Once the restricted stock has vested, you will be entitled to receive the certificate for your shares upon your payment to us of the federal and state income and employment withholding taxes to which you become subject as a result of the vesting of your restricted stock . (Page 18)


     WHAT DO I HAVE TO PAY TO GET RESTRICTED STOCK?


     In order for the restricted stock to be issued, all you have to pay us is the $.001 per share par value of your restricted stock (rounded up to the nearest whole cent). WHEN YOUR RESTRICTED STOCK SUBSEQUENTLY VESTS, YOU WILL RECOGNIZE IMMEDIATE TAXABLE INCOME EQUAL TO THE FAIR MARKET VALUE OF YOUR RESTRICTED STOCK AT THAT TIME. The stock certificates for your vested shares will not be delivered to you until you pay us the federal and state income and employment withholding taxes to which you become subject by reason of such income. (Page 18)


     IF I TENDER OPTIONS IN THE OFFER, WILL I BE ELIGIBLE TO RECEIVE OTHER OPTION GRANTS BEFORE I RECEIVE MY NEW OPTIONS?


     If we accept options you tender in the offer, our grant to you of other options, including as part of a performance plan, for which you may be eligible may be deferred until the grant date for your new options. We may defer the grant to you of these other options if we determine it is necessary for us to do so to avoid incurring compensation expense against our earnings because of accounting rules that could apply to these interim option grants as a result of the offer. (Page 18)


     WHAT WILL THE EXERCISE PRICE OF THE NEW OPTIONS BE?


     The exercise price of the new options will be equal to the last reported sale price of our common stock on the Nasdaq National Market on the date we grant the new options. Accordingly, we cannot predict the exercise price of the new options. The exercise price per share of any option you tender must be more than $5.00. This threshold price is higher than the current market price of our common stock, which was $3.25 per share at the close of trading on February 26, 2001 as reported on the Nasdaq National Market. HOWEVER, BECAUSE WE WILL NOT GRANT NEW OPTIONS UNTIL AT LEAST SIX MONTHS AND ONE DAY AFTER THE DATE WE CANCEL THE OPTIONS ACCEPTED FOR EXCHANGE, THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR ELIGIBLE AND SPECIAL OPTIONS. IN ADDITION, AFTER THE GRANT OF THE NEW OPTIONS, OUR STOCK MAY NEVER TRADE AT A PRICE HIGHER THAN THE EXERCISE PRICE PER SHARE OF THE NEW OPTIONS. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR OPTIONS. (Page 13)

     WHEN WILL THE NEW OPTIONS VEST?


     The new options will vest in a series of forty-two successive equal monthly installments upon your completion of each month of continuous service over the forty-two month period measured from the grant date of the new options. However, the grant date of the new options will not be until a date that is at least six months and one day after the date we cancel the options accepted for exchange. Therefore, even if the options you tender are vested, the new options you receive will not be vested and will be subject to the new forty-two-month vesting period. (Page 13)


     DOES THE COMMENCEMENT OF A NEW VESTING PERIOD UNDER THE NEW OPTIONS MEAN THAT I WOULD HAVE TO WAIT A LONGER PERIOD BEFORE I CAN PURCHASE COMMON STOCK UNDER MY OPTIONS?


     Yes. Since any new options you receive will not be vested, you will lose the benefits of any vesting under the options you tender in the offer. As described above, no portion of the new options we grant will be immediately vested, even if the options you tender for exchange are fully or partially vested. The forty-two-month vesting schedule of the new options will not begin until the grant date of those options, which will be on or about the first trading day which is at least six months and one day after the date we cancel tendered options. (Page 13)


     WHEN WILL THE RESTRICTED STOCK VEST?


     The restricted stock will be subject to forfeiture and restrictions on transfer, pursuant to the terms of your restricted stock issuance agreement with us, until the shares vest on the six-month anniversary of the date the tendered options are accepted for exchange and cancelled. If we cancel tendered options on April 2, 2001, which is the scheduled expiration date of the offer, the restricted stock will vest on October 2, 2001. (Page 13)


     UNDER WHAT CIRCUMSTANCES WILL I FORFEIT THE RESTRICTED STOCK I RECEIVE IN THIS OFFER?


     You will forfeit the restricted stock received in exchange for your tendered options if you cease to be employed by us for any reason before the restricted stock vests on the six-month anniversary of the date your tendered options are accepted for exchange and cancelled. If we cancel tendered options on April 2, 2001, which is the scheduled expiration date of the offer, the restricted stock will vest on October 2, 2001. (Page 18)


     WHAT ARE THE OTHER RESTRICTIONS ON THE RESTRICTED STOCK?


     No restricted stock will actually be issued to you in exchange for your tendered options accepted for exchange and cancelled until you sign the applicable restricted stock issuance agreement and return it to us, together
with payment of the $.001 par value per share for your restricted stock.   The
restricted stock which will then be issued to you will be subject to certain forfeiture provisions and transfer restrictions contained in your restricted stock issuance agreement. Your restricted stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until that stock vests. Accordingly, the stock certificate for your restricted stock will be held in our custody while it remains unvested and subject to forfeiture.

     WHEN YOUR RESTRICTED STOCK VESTS, YOU WILL RECOGNIZE IMMEDIATE TAXABLE INCOME EQUAL TO THE FAIR MARKET VALUE OF YOUR VESTED SHARES AT THAT TIME. You will not receive the stock certificate for those vested shares until you pay us the federal and state income and employment withholding taxes to which you become subject as a result of such income. (Page 36)


     AM I ENTITLED TO EXERCISE ANY RIGHTS OF OWNERSHIP OF RESTRICTED STOCK PRIOR TO VESTING?


     Yes. Once you sign the restricted stock issuance agreement and return it to us, together with the payment of the $.001 per share par value of your restricted stock, you will have dividend, voting and other stockholder rights with respect to the restricted stock issued to you pursuant to the offer, even though the stock certificate is held in our custody until you vest in your restricted stock. In addition, we will send you all notices of meetings, proxy statements, proxies and other materials distributed to our stockholders. (Page
24)


     MAY I TENDER UNVESTED OPTIONS?


     Yes. You may tender your eligible options whether or not they are vested. If you choose to accept the offer with respect to any of your eligible options, you must also tender for exchange all of your eligible options granted on or after August 1, 2000 and all of your special options, in each case whether or not they have vested.


     DO I HAVE TO TENDER OPTIONS FOR ALL OR MAY I DECIDE TO TENDER OPTIONS FOR ONLY A PORTION OF THE SHARES SUBJECT TO MY ELIGIBLE AND SPECIAL OPTIONS?


     You are not required to accept the offer. If you choose to tender any options for exchange, you must tender all eligible options granted to you on or after August 1, 2000 and all of your special options. With respect to your other outstanding eligible options, you may choose to tender one option in its entirety and not tender another. However, you may not make a tender of less than all of a particular outstanding option. If you choose to tender any options for exchange, you will be required to indicate in the letter of transmittal the particular option grants you are tendering, including the required eligible options and special options.


     For example, if you have received, in each case prior to August 1, 2000, two eligible options, you may choose to tender neither of these eligible options, both of these eligible options, or one of these eligible options. However, if you wish to tender an eligible option, you may not make a tender of anything less than that entire option to the extent outstanding, and you must tender all of the special options that were granted to you, if any. (Page 19)


     WHAT HAPPENS IF THE COMPANY IS ACQUIRED?


     If we are acquired prior to expiration of the offer, you may withdraw your tendered options and have the rights afforded you under the existing agreements evidencing those options.


     Should we be acquired after the issuance of your restricted stock but prior to its vesting, and you should not be offered continued employment by the successor company, then your restricted stock will vest on an accelerated basis immediately prior to such acquisition.

     If we are acquired after your options have been accepted and cancelled but prior to the grant date of the new options, then you will not receive any of your new option grants, unless the successor company decides in its sole discretion to grant you some or all of those new options.


     If we are acquired after the grant of the new options, then those options may be assumed by the successor company, in which case they would continue to vest in accordance with the same forty-two monthly vesting schedule in effect for them. If the new options are not assumed by the successor company, the options would accelerate and become excisable for all of the option shares immediately prior to the acquisition and then will terminate immediately thereafter.


     WILL I HAVE TO PAY TAXES IF I EXCHANGE MY OPTIONS IN THE OFFER?


     If you exchange your eligible options for new options and restricted stock, you will not be required under current law to recognize income for federal income tax purposes at the time of the exchange. In addition, the grant of the new options is not a taxable event, and you will not be required under current law to recognize income for federal income tax purposes at the time of grant. However, when those options are subsequently exercised, you will recognize taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and you must satisfy the applicable withholding taxes with respect to such income.


     Similarly, you will not be required under current law to recognized income for federal income tax purposes at the time the restricted stock is issued to you, unless you make an election under Section 83(b) of the Internal Revenue Code to be taxed on the fair market value of your restricted stock at the time of issuance. If you make an election under Section 83(b) of the Internal Revenue Code, you will be required to pay the income and withholding taxes pertaining to the restricted stock on the date of issuance. In addition, if your employment by us should terminate before you vest in the restricted stock, you would not be able to recover the taxes you were required to pay and you would not receive the restricted stock.


     In the absence of such a Section 83(b) election, you will recognize immediate taxable income at the time your restricted stock vests. The amount of such income will be equal to the fair market value of your restricted stock at the time of vesting, and you must pay us the federal and state income and withholding taxes to which you become subject as a result of such income. We will generally be allowed a business expense deduction for the amount of the taxable income recognized by you at the time your restricted stock vests. We recommend that you consult with your own tax advisor to determine the tax consequences of tendering options pursuant to the offer.


     By way of example, assume that you are issued 200 shares of restricted stock in cancellation of your options under the program. Assume further that:


     . the options are cancelled on April 2, 2001, the scheduled expiration date of the offer, and shortly thereafter you sign the restricted stock issuance agreement and pay us $.001 per share par value;

     . you continue in our employ through October 2, 2001, the end of the 6-month period following cancellation of the tendered options, and vest in the restricted stock; and


     . on October 2, 2001 the value of your shares is $6.00 per share.

Accordingly, you would recognize taxable income in the amount of $1,200 on October 2, 2001, and you would have to pay us the applicable federal and state income and employment withholding taxes on that income. If we use the special withholding tax rates for such income, you would owe us the following withholding taxes:


       Federal Withholding: $336     ($1,200 x 28%)


       State Withholding:   $ 72     ($1,200 x 6%)


       Medicare:            $ 17.40  ($1,200 x 1.45%)
                             ------  ----------------

       Total:               $425.40


In addition, you would be subject to FICA taxes on such taxable income at the rate of 6.2%, to the extent your compensation from us to date in the 2001 calendar year were less than $80,400, and you may also be subject to certain state payroll tax withholding such as SDI if your compensation has not exceeded the taxable wage base at the time your shares vest. (Page 36)


     WILL I BE ABLE TO SELL SHARES OF RESTRICTED STOCK TO PAY THE TAXES I WILL BE REQUIRED TO PAY TO YOU WHEN THE STOCK VESTS?


     It will be possible for you to pay the withholding taxes through an immediate sale of a portion of your shares when they vest, provided you sell the shares through one of our designated brokers who will commit to pay us a portion of the sale proceeds equal to your withholding tax obligation.


     IF MY CURRENT OPTIONS ARE INCENTIVE STOCK OPTIONS, WILL MY NEW OPTIONS BE INCENTIVE STOCK OPTIONS?


     No. All new options will be non-statutory stock options and not incentive stock options, even if the options you exchange are incentive stock options.


     IF I HAVE INCENTIVE STOCK OPTIONS, WHAT HAPPENS IF I ELECT NOT TO EXCHANGE THEM IN THIS OFFER?


     We do not believe that our offer to you will change any of the terms of your eligible incentive stock options if you do not accept the offer. However, the IRS may characterize our offer to you as a "modification" of those incentive stock options, even if you decline the offer. A successful assertion by the IRS that your incentive stock options were modified would extend the period you would have to hold the shares purchased under those options in order to qualify all of the gain on a subsequent sale of those shares as long-term capital gain. Such an extended holding period for long-term capital gain would require that the sale of the shares not take place until the later of (i) two years from the date of the deemed modification of your incentive stock options or (ii) one year from the date of the option exercise for those shares. In addition, such a deemed modification may also cause a portion of your incentive stock options to be treated as non-statutory stock options upon exercise. If you choose not to exchange all your eligible options, we recommend that you consult with your own tax advisor to determine the tax consequences applicable to the exercise of the eligible options you do not exchange and to the subsequent sale of the common stock purchased under those options. (Page 37)


     WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE NOTIFIED IF IT IS EXTENDED?


     The offer expires on April 2, 2001, at 5:00 p.m., Pacific Standard Time, unless it is extended by us.


     Although we do not currently intend to do so, we may, in our discretion, extend the offer at any time. If the offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., Pacific Standard Time, on the next business day following the previously scheduled expiration of the offer period. (Page 14)


     HOW DO I TENDER MY OPTIONS?


     If you decide to tender your options, you must deliver, before 5:00 p.m., Pacific Standard Time, on April 2, 2001, a properly completed and duly executed letter of transmittal and any other documents required by the letter of transmittal to Kana Communications, Inc., 740 Bay Road, Redwood City, California 94063, Attn.: Franklin P. Huang, General Counsel.


     If the offer is extended by us beyond that time, you must deliver these documents before the extended expiration of the offer.


     We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we intend to accept properly and timely tendered options which are not validly withdrawn. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept all such properly tendered options promptly after the expiration of the offer. (Page 16)


     DURING WHAT PERIOD OF TIME MAY I WITHDRAW PREVIOUSLY TENDERED OPTIONS?


     You may withdraw your tendered options at any time before 5:00 p.m., Pacific Standard Time, on April 2, 2001. If the offer is extended by us beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. To withdraw tendered options, you must deliver to us a written notice of withdrawal, or a facsimile thereof, with the required information while you still have the right to withdraw the tendered options. Once you have withdrawn options, you may re-tender options only by again following the delivery procedures described in this offer. (Page 17)

     WHAT DO YOU THINK OF THE OFFER?

     Although our board of directors has approved this offer, neither we nor our board of directors makes any recommendation as to whether you should tender or refrain from tendering your options. You must make your own decision whether to tender options. We have been informed by our executive officers that they intend to accept the offer. We have been informed by our non-employee directors that they do not intend to accept the offer. (Page 16)


     WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?


     For additional information or assistance, you should contact:


            Franklin P. Huang
            General Counsel
            Kana Communications, Inc.,
            740 Bay Road
            Redwood City, California 94063
            (telephone: (650) 298-9282)
            (facsimile: (702) 442-6642)
            (e-mail: frank@kana.com)

                                   THE OFFER


1.   NUMBER OF OPTIONS AND SHARES OF RESTRICTED STOCK; EXPIRATION DATE.

     Upon the terms and subject to the conditions of the offer, we will exchange, for new options to purchase common stock under the 1999 plan and for restricted stock to be issued under the 1999 plan, all eligible options and special options that are properly tendered and not validly withdrawn in accordance with section 4 before the "expiration date," as defined below.


     If you tender options for exchange, then you will receive, in exchange for the options you tender, new options exercisable for a number of shares equal to seven eighths (7/8ths) of the total number of shares subject to the eligible options you tender which are accepted and cancelled (rounded up to the nearest whole share) and a number of shares of restricted stock equal to one eighth (1/8th) of the total number of shares subject to the eligible options you tender which are accepted and cancelled (rounded down to the nearest whole share). The new options will be granted on or promptly after the first trading day that is at least six months and one day after the date the options are accepted and cancelled. The restricted stock will be issued promptly after the date your tendered options are accepted and cancelled upon your return to us of a properly executed restricted stock issuance agreement, together with payment of the $.001 per share par value of your restricted stock (rounded up to the nearest whole cent).


     IF YOU DO NOT REMAIN AN EMPLOYEE OF KANA COMMUNICATIONS OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU TENDER OPTIONS THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS IN EXCHANGE FOR YOUR TENDERED OPTIONS THAT HAVE BEEN ACCEPTED AND CANCELLED REGARDLESS OF HOW OR WHY YOUR EMPLOYMENT TERMINATED. LIKEWISE, IF YOU DO NOT REMAIN AN EMPLOYEE OF KANA COMMUNICATIONS OR ONE OF OUR SUBSIDIARIES ON THE DATE THE RESTRICTED STOCK VESTS, YOU WILL NOT RECEIVE ANY RESTRICTED STOCK IN EXCHANGE FOR YOUR TENDERED OPTIONS. YOU ALSO WILL NOT RECEIVE ANY OTHER CONSIDERATION FOR YOUR TENDERED OPTIONS IF YOU ARE NOT AN EMPLOYEE ON THE RELEVANT DATES AND AS A RESULT ARE NOT GRANTED ANY NEW OPTIONS OR ISSUED ANY RESTRICTED STOCK.


     If you tender options for exchange, we will grant you new options under the 1999 plan pursuant to a new stock option agreement, and we will issue you restricted stock under the 1999 plan pursuant to a restricted stock issuance agreement and your payment of the $.001 per share par value of your restricted stock (rounded up to the nearest whole cent). The exercise price of the new options will be equal to the last reported sale price of our common stock on the Nasdaq National Market on the date of grant. The new options will vest over a forty-two month period measured from the grant date of the new options. The restricted stock will initially be unvested, but will vest on the six-month anniversary of the date the tendered options are accepted and cancelled. If we cancel tendered options on April 2, 2001, which is the scheduled expiration of the offer, the restricted stock will vest on October 2, 2001. At the time of such vesting, you will recognize immediate taxable income equal to the fair market value of your vested shares, and you must pay us the federal and state income and employment withholding taxes to which you become subject as a result of such income before we can deliver to you the stock certificate for those shares.

     Eligible options are all options, other than the special options and the 100-share options, having an exercise price per share in excess of $5.00 that are outstanding under the option plans. If you choose to tender any options pursuant to this offer, you must tender all eligible options granted to you on or after August 1, 2000. The special options are outstanding options with a three-year vesting schedule that were granted on April 19, 2000 at an exercise price per share of $39.3125 and on October 18, 2000 at an exercise price per share of $15.25. The special options must be surrendered and cancelled if you tender any options pursuant to this offer. However, unlike the eligible options, special options will not be taken into account when calculating the number of shares subject to the new options or to be issued as restricted stock. The 100-share options are options to purchase 100 shares of our common stock at an exercise price per share of $10.00 granted to employees on April 19, 2000 under the 1999 Plan (the "100-share options"). The 100-share options are not part of this offer and may not be tendered for exchange.


     The term "expiration date" means 5:00 p.m., Pacific Standard Time, on April 2, 2001, unless and until we, in our discretion, have extended the period of time during which the offer will remain open, in which event the term "expiration date" refers to the latest time and date at which the offer, as so extended, expires. See section 14 for a description of our rights to extend, delay, terminate and amend the offer, and section 6 for a description of conditions to the offer.


     If we decide to take any of the following actions, we will publish notice of such action and extend the offer for a period of ten business days after the date of such publication:

          (a) (1) we increase or decrease the amount of consideration offered for the options;

               (2) we decrease the number of options eligible to be tendered in the offer; or

               (3) we increase the number of options eligible to be tendered in the offer by an amount that exceeds 2% of the shares of common stock issuable upon exercise of the options that are subject to the offer immediately prior to the increase; and

          (b) the offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in section 14.


     For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Standard Time, and a "trading day" means any business day on which a closing sale price of our common stock is reported on the Nasdaq National Market.

2.   PURPOSE OF THE OFFER.


     We issued the options outstanding under the option plans for the following purposes:


 . to provide our employees an opportunity to acquire or increase a proprietary interest in Kana Communications, thereby creating a stronger incentive to expend maximum effort for our growth and success; and

 . to encourage our employees to continue their employment by us.

Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We believe these options are unlikely to be exercised in the foreseeable future. By making this offer to exchange outstanding options for new options that will have an exercise price equal to the market value of our common stock on the grant date, we intend to provide our employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for employees and thereby maximize stockholder value. In addition, we have decided to issue restricted stock as a part of the exchange in order to provide our employees with the benefit of equity ownership in us, and thereby create better performance and retention incentives for employees during the time period between the date the tendered options are accepted and cancelled and the grant date of the new options.

     We continually evaluate strategic opportunities as they arise, including business combination transactions, capital infusions, and the purchase or sale of assets. We also routinely grant options to our employees, as well as make periodic purchases pursuant to the formula provisions of our Employee Stock Purchase Plan. In addition, we are currently searching for a permanent Chief Financial Officer. Subject to the foregoing, and except as otherwise disclosed in this offer to exchange or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:


          (a) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;


          (b) any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;


          (c) any material change in our present dividend rate or policy, or our indebtedness or capitalization;


          (d) any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;


          (e) any other material change in our corporate structure or business;


          (f) our common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

          (g) our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act;


          (h) the suspension of our obligation to file reports pursuant to
Section 15(d) of the Securities Exchange Act;


          (i) the acquisition by any person of any of our securities or the disposition of any of our securities; or


          (j) any change in our certificate of incorporation or bylaws, or any actions which may impede the acquisition of control of us by any person.


     Neither we nor our board of directors makes any recommendation as to whether you should tender your options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this offer to exchange and to consult your own investment and tax advisors. You must make your own decision whether to tender your options for exchange.


3.   PROCEDURES FOR TENDERING OPTIONS.


     Proper Tender of Options.   To validly tender your options pursuant to the
offer, you must, in accordance with the terms of the letter of transmittal, properly complete, duly execute and deliver to us the letter of transmittal, or a facsimile thereof, along with any other required documents. We must receive all of the required documents at 740 Bay Road, Redwood City, California 94063,
Attn:  Franklin P. Huang, General Counsel, before the expiration date.


     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING LETTERS OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING OPTION HOLDER. HOWEVER, WE WILL ONLY ACCEPT PAPER DELIVERY, AND THEREFORE DELIVERY BY EMAIL WILL NOT BE ACCEPTED. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURE YOUR PACKAGE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.


     Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any tender of options, and all questions as to the number of shares subject to eligible options or special options or to be subject to new options or issued as restricted stock. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of options that we determine do not comply with the conditions of this offer, that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely tendered options which are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender with respect to any particular options or any particular option holder. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice.

     Our Acceptance Constitutes an Agreement. Your tender of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer. OUR ACCEPTANCE FOR EXCHANGE OF YOUR OPTIONS TENDERED BY YOU PURSUANT TO THE OFFER WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.


     Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer all properly tendered options that have not been validly withdrawn.


4.   WITHDRAWAL RIGHTS.

     You may only withdraw your tendered options in accordance with the provisions of this section 4.


     You may withdraw your tendered options at any time before 5:00 p.m., Pacific Standard Time, on April 2, 2001. If the offer is extended by us beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. In addition, unless we accept your tendered options for exchange before 12:00 midnight, Eastern Standard Time, on April 25, 2001, you may withdraw your tendered options at any time after April 25, 2001 until they are accepted and cancelled.


     To validly withdraw tendered options, you must deliver to us at the address set forth on the back cover of this offer to exchange a written notice of withdrawal, or a facsimile thereof, with the required information, while you still have the right to withdraw the tendered options. The notice of withdrawal must specify the name of the option holder who tendered the options to be withdrawn, the grant date, exercise price and the number of option shares subject to the option to be withdrawn. Although you may withdraw some, but not all, of your tendered options, you may not withdraw only a portion of a particular tendered option. In addition, you may not withdraw any special options or any eligible options granted on or after August 1, 2000 unless you withdraw all of your tendered options. Except as described in the following sentence, the notice of withdrawal must be executed by the option holder who tendered the options to be withdrawn exactly as such option holder's name appears on the option agreement or agreements evidencing such options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be indicated on the notice of withdrawal.


     You may not rescind any withdrawal, and any options you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those options before the expiration date by following the procedures described in section 3.


     Neither Kana Communications nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination of these matters will be final and binding.


5. ACCEPTANCE OF OPTIONS FOR EXCHANGE AND ISSUANCE OF NEW OPTIONS AND RESTRICTED STOCK.


     Upon the terms and subject to the conditions of this offer and as promptly as practicable following the expiration date, we will accept eligible options and special options for exchange and cancellation if properly tendered and not
validly withdrawn before the expiration date.   If your tendered options are
accepted and cancelled on April 2, 2001, the scheduled expiration date of the offer, you will be granted new options on or promptly after October 3, 2001, which is the first trading day that is at least six months and one day following the date the tendered options are accepted and cancelled. If we extend the date by which we must accept and cancel options properly tendered, you will be granted new options on a subsequent trading day which is on or promptly after the first trading day at least six months and one day following the extended date for acceptance and cancellation of tendered options. If your options are accepted and cancelled, we will forward to you, as soon as practicable, a restricted stock issuance agreement for execution in connection with the issuance to you of restricted stock. Your restricted stock will be issued upon your return to us of a properly executed restricted stock issuance agreement, together with payment of the $.001 per share par value of your restricted stock (rounded up to the nearest whole cent).


     If we accept the options you tender in the offer, our grant to you of other options, including as part of a performance plan, for which you may be eligible may be deferred until the grant date for your new options. We may defer the grant to you of these other options if we determine it is necessary for us to do so to avoid incurring compensation expense against our earnings because of accounting rules that could apply to these interim option grants as a result of the offer.


     If you tender any of your eligible options for exchange, then you will receive, in exchange for your tendered options that are accepted and cancelled by us, new options exercisable for a number of shares equal to seven eighths (7/8ths) of the total number of shares subject to the eligible options you tender which are accepted and cancelled (rounded up to the nearest whole share) and a number of shares of restricted stock equal to one eighth (1/8th) of the total number of shares subject to the eligible options you tender which are accepted and cancelled (rounded down to the nearest whole share).


     IF YOU DO NOT REMAIN AN EMPLOYEE OF KANA COMMUNICATIONS OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU TENDER YOUR OPTIONS THROUGH THE DATE WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS IN EXCHANGE FOR YOUR TENDERED OPTIONS THAT HAVE BEEN ACCEPTED AND CANCELLED REGARDLESS OF HOW OR WHY YOUR EMPLOYMENT TERMINATED. LIKEWISE, IF YOU DO NOT REMAIN AN EMPLOYEE OF KANA COMMUNICATIONS OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU TENDER YOUR OPTIONS THROUGH THE DATE THE RESTRICTED STOCK VESTS, YOU WILL NOT RECEIVE ANY RESTRICTED STOCK IN EXCHANGE FOR

YOUR TENDERED OPTIONS. YOU ALSO WILL NOT RECEIVE ANY OTHER CONSIDERATION FOR YOUR TENDERED OPTIONS IF YOU ARE NOT AN EMPLOYEE ON THE RELEVANT DATES AND AS A RESULT ARE NOT GRANTED ANY NEW OPTIONS OR ISSUED ANY RESTRICTED STOCK. THIS OFFER DOES NOT CHANGE THE "AT-WILL" NATURE OF YOUR EMPLOYMENT WITH US, AND YOUR EMPLOYMENT MAY BE TERMINATED BY US OR YOU AT ANY TIME, INCLUDING PRIOR TO YOU BEING ISSUED OR VESTING IN EITHER THE RESTRICTED STOCK OR THE NEW OPTIONS, FOR ANY REASON WITH OR WITHOUT CAUSE.


     You are not required to accept the offer. If you choose to tender any options for exchange, you must tender all eligible options granted to you on or after August 1, 2000 and all of your special options. With respect to your other eligible options, you may choose to tender one option in its entirety and not tender another. However, you may not make a tender of less than all of a particular outstanding option. For example, if you have received, in each case prior to August 1, 2000, two eligible options, you may choose to tender neither of these eligible options, both of these eligible options, or one of these eligible options. However, if you wish to tender an eligible option, you may not make a tender of anything less than that entire option to the extent outstanding. If you choose to tender any options for exchange, you will be required to indicate in the letter of transmittal the particular option grants you are tendering, including the required eligible options and special options.


     For purposes of the offer, we will be deemed to have accepted options that are validly tendered and not properly withdrawn as, if and when we give oral or written notice to the option holders of our acceptance for exchange of such options, which may be by press release. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept promptly after the expiration of the offer all properly tendered options that are not validly withdrawn. Promptly after we accept and cancel tendered options, we will send each tendering option holder a letter indicating the number of shares subject to the options that we have accepted and cancelled, the number of shares that will be subject to the new options and the expected grant date of the new options, as well as the number of shares of restricted stock that will be issued to the option holder and the par value which must be paid in cash for that restricted stock.


6.   CONDITIONS OF THE OFFER.

     Notwithstanding any other provision of the offer, we will not be required to accept any options tendered to us, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any options tendered to us, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act, if at any time on or after February 28, 2001 and prior to the expiration date any of the following events has occurred, or has been determined by us to have occurred, and, in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto, including any action or omission by us, the occurrence of such event or events makes it inadvisable for us to proceed with the offer or with such acceptance and cancellation of options tendered to us:


          (a) there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, the issuance of new options or restricted stock, or otherwise relates in any manner to the offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of Kana Communications or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the offer to us;


          (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:


               (1) make the acceptance for exchange of, or issuance of new options and restricted stock for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer or otherwise relates in any manner to the offer;


               (2) delay or restrict our ability, or render us unable, to accept for exchange, or issue new options and restricted stock for, some or all of the tendered options;


               (3) materially impair the benefits we hope to receive as a result of the offer; or


               (4) materially and adversely affect the business, condition (financial or other), income, operations or prospects of Kana Communications or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the offer to us;


          (c)  there shall have occurred:


               (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;


               (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;


               (3) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

               (4) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;


               (5) any significant decrease in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of Kana Communications or our subsidiaries or on the trading in our common stock;


               (6) any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or other), operations or prospects or that of our subsidiaries or that, in our reasonable judgment, makes it inadvisable to proceed with the offer;


               (7) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof; or


               (8) any decline in either the Dow Jones Industrial Average, the Nasdaq National Market or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on February 28, 2001;


          (d) there shall have occurred any change in generally accepted accounting standards which could or would require us for financial reporting purposes to record compensation expense against our earnings in connection with the offer;


          (e) a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:


               (1) any person, entity or "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a
                    Schedule 13D or Schedule 13G with the SEC before February 28, 2001;


               (2) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before February 28, 2001 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or


               (3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or


          (f) any change or changes shall have occurred in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or that of our subsidiaries that, in our reasonable judgment, is or may be material to us or our subsidiaries.


     The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the expiration date. We may waive them, in whole or in part, at any time and from time to time prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this section 6 will be final and binding upon all persons.


7.   PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS.


     There is no established trading market for options granted, including eligible options and special options, granted under the option plans.


     Our common stock is quoted on the Nasdaq National Market under the symbol "KANA." The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as reported by the Nasdaq National Market. All share prices have been retroactively adjusted to reflect the two-for-one split of our common stock effected in January 2000.

QUARTER ENDED                                          HIGH       LOW
March 31, 2001 (through February 26, 2001)           $ 13.00  $  2.8125
December 31, 2000                                      29.375    8.25
September 30, 2000                                     74.625   22.00
June 30, 2000                                          72.25    26.25
March 31, 2000                                        175.50    66.00
December 31, 1999                                     122.50    24.03125
September 30, 1999 (from September 23, 1999)           26.125   22.78125

     On February 26, 2001, the last reported sale price of our common stock, as reported by the Nasdaq National Market, was $3.25 per share.


     Our stock price has been, and in the future may be, highly volatile and could continue to decline. The trading price of our common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many technology and computer software companies, particularly Internet-related companies, and that have often been unrelated or disproportionate to the operating performance of these companies. The new options will not be granted until on or promptly after the first trading date that is at least six months and one day after the date your tendered options are accepted and cancelled. The exercise price of the new options will be the last reported sale price of our common stock reported on the Nasdaq National Market on the date they are granted. The exercise price of the new options may be higher than the exercise price of your tendered options. In addition, our common stock may never trade at a price above the exercise price of the new options. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR OPTIONS.


8.   SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTIONS AND RESTRICTED
     STOCK.


     Consideration. The new options and restricted stock to be issued in exchange for eligible options and special options properly tendered and accepted for exchange and cancellation by us will be issued under our 1999 Plan. The number of shares of common stock subject to new options to be granted to each option holder will be equal to seven eighths (7/8ths) of the total number of shares subject to the eligible options tendered by such option holder and accepted and cancelled by us (rounded up to the nearest whole share). The number of shares of restricted stock to be issued to each option holder will be equal to one eighth (1/8th) of the total number of shares subject to the eligible options tendered by such option holder and accepted and cancelled by us (rounded down to the nearest whole share). However, no restricted stock will be actually issued to an option holder until that person signs a restricted stock issuance agreement and returns it to us, together with payment of the $.001 per share par value of the restricted stock (rounded up to the nearest whole cent).


     If we receive and accept tenders of all eligible options and special options, we will grant new options to purchase a total of approximately 18,964,523 shares of our common stock, and we will issue approximately 2,709,217 shares of restricted stock. If all eligible options and special options are properly tendered and accepted and cancelled, the common stock issuable upon exercise of such new options together with the shares of restricted stock to be issued will equal approximately 23.0% of the total shares of our common stock outstanding as of February 1, 2001. All tendered eligible and special options granted under the 1999 plan (but not those granted under the other option plans) that are accepted and cancelled will, after such cancellation, be available for regrant and issuance under the 1999 plan, and may provide some of the necessary shares reserved under the 1999 plan in order to carry out the exchange that is the subject of this offer.


     Terms of New Options and Restricted Stock. The new options will be granted under the 1999 plan and will be evidenced by a new stock option agreement between us and each option holder who tenders options in the offer. The restricted stock issued under the 1999 plan will be evidenced by a restricted stock issuance agreement between us and each option holder whose tendered options in the offer are accepted and cancelled. The restricted stock issuance agreement will contain the vesting provisions and other restrictions applicable to the restricted stock to be issued to each such option holder upon payment to us of the $.001 per share par value (rounded up to the nearest whole cent). The shares of restricted stock will be subject to forfeiture and other restrictions until the shares vest. These restrictions include prohibitions against sale, assignment, transfer, exchange, pledge, hypothecation or other encumbrance, other than by will or the laws of inheritance.


     Once you sign the restricted stock issuance agreement and return it to us, together with the payment of the $.001 per share par value of your restricted stock, you will have dividend, voting and other stockholder rights with respect to the restricted stock issued to you pursuant to the offer, even though the stock certificate is held in our custody until you vest in your restricted stock. In addition, we will send you all notices of meetings, proxy statements, proxies and other materials distributed to our stockholders. However, if you do not vest in the restricted stock and it is forfeited to us, you will lose all stockholder rights with respect to those shares, and you will not be sent notices of meetings, proxy statements and other materials distributed to our stockholders unless you otherwise hold shares of our common stock.


     The grant of new options and the issuance of restricted stock pursuant to this offer will not create any contractual or other right of option holders to receive any future grants of stock options or benefits in lieu of stock options.


     The following description of the 1999 plan, the new stock option agreement and the restricted stock issuance agreement is a summary, and is not complete. The description is subject to, and qualified in its entirety by reference to, all provisions of the 1999 plan, the form of stock option agreement and the form of restricted stock issuance agreement. The other option plans, except our 1999 Special Stock Option Plan, have been subjected to the terms of our 1999 Plan. Complete information about the option plans, except our 1999 Special Stock Option Plan, the new options and the restricted stock is included in the 1999 plan, the form of stock option agreement and the form of restricted stock issuance agreement. The 1999 plan as amended on March 3, 2000 has been filed as Appendix 10 to our Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on March 14, 2000. The form of stock option agreement and the form of restricted stock issuance agreement have been filed with the U.S. Securities and Exchange Commission as exhibits to the Schedule TO. The 1999 Special Stock Option Plan has been filed as an exhibit to our Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on March 14, 2000. Please contact us at 740 Bay Road, Redwood City, California 94063, Attn: Franklin P. Huang, General Counsel, (telephone: (650) 298-9282), to receive a copy of the 1999 plan, the 1999 Special Stock Option Plan, the form of stock option agreement or the form of restricted stock issuance agreement. We will promptly furnish you copies of these documents at our expense.


     General. The 1999 plan consists of five separate equity incentive programs: (i) the discretionary option grant program, (ii) the stock issuance program, (iii) the salary investment option grant program, (iv) the automatic option grant program for non-employee board members and (v) the director fee option grant program. The new stock options will be granted under the discretionary option grant program, and the restricted stock will be issued under the stock issuance program. The principal features of each of those programs are described below. The compensation committee of our board of directors will have the exclusive authority to administer the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to our executive officers and non-employee board members and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, our board of directors may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than executive officers and non-employee board members.


     The term plan administrator, as used in this summary, will mean our compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 1999 plan.


     Share Reserve.  At present, 25,982,428 shares of our common stock are
reserved for issuance over the term of the 1999 plan.   The share reserve will
automatically increase on the first trading in January over the remaining term of the 1999 plan by an amount equal to 4.25% of the number of shares of our common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 6,000,000 shares.


     No participant in the 1999 plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 1,000,000 shares of our common stock in total per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. The shares of common stock issuable under the 1999 plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock which we acquire, including shares purchased on the open market.


     Shares subject to any outstanding options under the 1999 plan which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1999 plan and subsequently purchased by us, at the option exercise or direct issue price paid per share, pursuant to our purchase rights under the 1999 plan will be added back to the number of shares reserved for issuance under the 1999 plan and will accordingly be available for subsequent issuance. However, any shares subject to stock appreciation rights exercised under the 1999 plan will not be available for reissuance.


     Eligibility. Officers and employees, non-employee board members and independent consultants in our service or in the service of our parent and subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary option grant and stock issuance programs.


Discretionary Option Grant Program


     The plan administrator will have complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Each granted option will have an exercise price per share determined by the plan administrator, and that price may be set at a dollar amount less than, equal to or greater than the fair market value of the option shares on the grant date.


     No granted option may have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service prior to vesting in those shares.


     Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. In general, that limited period will expire three (3) months following the optionee's cessation of service, unless such cessation of service occurs by reason of the optionee's death or permanent disability. In that event, the limited exercise period will expire twelve (12) months after such cessation of service. In no event, however, may any option be exercised after the expiration of the ten (10)-year or short option term.


     The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.


     The plan administrator is authorized to issue tandem stock appreciation rights under the discretionary option grant program which will provide the holders with the right to surrender their options to us for an appreciation distribution. The amount of the distribution payable by us will be equal to the excess of (a) the fair market value of the vested shares of our common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of our common stock.


     The plan administrator will also have the authority to effect the cancellation of outstanding options under the discretionary option grant program (including options transferred from our 1997 Stock Option/Stock Issuance Plan) in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of our common stock on the new grant date.


Stock Issuance Program


     Shares may be issued under the stock issuance program at a price per share determined by the plan administrator, and such price may be less than, equal to or greater than the fair market value of the shares at the time of issuance.
The issue price may be paid in cash or through a full-recourse promissory note. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares may also be issued under the program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a specified service period. The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the consideration (if any) to be paid for the issued shares and the vesting schedule to be in effect for the stock issuance or share rights award.


     The issued shares may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The plan administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the stock issuance program.


     Outstanding share right awards under the program will automatically terminate, and no shares will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.


     Acceleration.   In the event we should undergo a change in control, each
outstanding option under the discretionary option grant program will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the discretionary option grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The plan administrator will have complete discretion to grant one or more options under the discretionary option grant program which will become exercisable for all the option shares in the event the optionee's service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares under the stock issuance program may also be structured to accelerate upon similar terms and conditions.


     A change in control will be deemed to occur in the event (i) we are acquired by merger or asset sale, (ii) there is a successful tender offer for more than 50% of our outstanding voting stock or (iii) there is a change in the majority of the board effected through one or more contested elections for board membership.


     Currently outstanding options under the 1999 Plan contain a special acceleration provision pursuant to which 25% of the unvested shares purchased or purchasable under each such option will immediately vest in the event we are acquired by a merger or asset sale and the optionee is not offered employment with the successor entity. The new options to be granted in exchange of the eligible options cancelled under the program will also have such an acceleration feature.

     Stockholder Rights and Option Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during optionee's lifetime to one or more members of the optionee's family or to a trust established for one or more such family members or to the optionee's former spouse, to the extent such transfer is in connection with the optionee's estate or pursuant to a domestic relations order.


     Changes in Capitalization. In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1999 plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1999 plan per calendar year, (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option and (v) the maximum number and/or class of securities by which the share reserve under the 1999 plan is to increase automatically each year. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1999 plan or the outstanding options thereunder.


     Financial Assistance. The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the discretionary option grant program or the purchase of shares under the stock issuance program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.


     Amendment and Termination. The board may amend or modify the 1999 plan at any time, subject to any required shareholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the board, the 1999 plan will terminate on the earliest of (i) June 30, 2009, (ii) the date on which all shares available for issuance under the 1999 plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership.


Federal Income Tax Consequences


Option Grants


     Options granted under the 1999 plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:


     Incentive Options.  No taxable income is recognized by the optionee at the
     -----------------
time of the option grant, and no taxable income is generally recognized at the time the option is exercised.

However, the spread on the shares purchased under an incentive stock option (the excess of the fair market value of the purchased shares at the time of exercise over the aggregate exercise price paid for those shares) is normally included in the optionee's alternative minimum taxable income at the time of exercise. If the purchased shares are unvested and subject to our repurchase rights, then the alternative minimum taxable income attributable to the exercised incentive stock option will be measured at the time the shares vest and will be equal to the excess of the fair market value of the shares at that time over the aggregate exercise price paid for those shares. Alternatively, the optionee may file an election under Internal Revenue Code Section 83(b) within 30 days after the exercise of the incentive stock option and limit the amount of such alternative minimum taxable income to the spread between the fair market value of the purchased shares at the time of exercise and the aggregate exercise price paid for those shares.


     The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.


     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.


     If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, then we will not be entitled to any income tax deduction.


     Non-Statutory Options.  No taxable income is recognized by an optionee upon
     ---------------------
the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.


     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.


     We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.


Direct Stock Issuances


     The tax principles applicable to direct stock issuances under the 1999 plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.


Accounting Treatment


     Option grants under the discretionary option grant with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to its financial statements, the pro-forma impact those options would have upon its reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.


     Option grants or stock issuances made under the 1999 plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to us in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against our earnings over the period that the option shares or issued shares are to vest.


9.   INFORMATION CONCERNING KANA COMMUNICATIONS.


     General. We are a leading provider of integrated e-business solutions through a Web-architected e-business platform and a comprehensive suite of customer-facing applications for marketing, sales and service. We define e-businesses as companies that leverage the reach and efficiency of the Internet to enhance their competitive market position, from Internet start-ups to the largest 2,000 companies in the world, commonly known as the "Global 2000." Our products and services allow companies to offer customers, business partners and businesses alike, the ability to collaborate with the company and each other to efficiently resolve their problems and to receive timely, easy to access, relevant information. By using our software products and services, e-businesses can, among other things:


     . offer a Web-based point of entry (or portals) for customers, business partners and the enterprise to give all relevant parties within an e-business their own global view of their communications and relationships;

     . deliver a managed and integrated set of communication channels, such as e-mail, Web, chat, instant messaging, voice over the Internet, phone and person-to-person;

     . provide a broad range of interaction applications that empower customers and partners to choose where, when, and how to interact with the company. These applications offer four methods of operation: assisted service, virtual assisted service, self-assisted service and proactive service;

     . provide a suite of e-business and communications applications that integrate marketing, sales and service functions, helping e-businesses provide complete customer lifecycle solutions that engage, acquire and grow the customer base; and

     . establish an open, scaleable platform that can be easily deployed and integrated into existing applications and data sources.

     As a result, we enable e-businesses to increase sales, reduce costs and build greater customer loyalty. Our software, which consists of applications built upon our technology platform, is designed with a Web-based architecture. By Web-based, we mean that our software design is based on the unique characteristics of Internet technologies and uses Internet industry open standards, such as the Java programming language, Hypertext Mark-Up Language
(HTML), and Extensible Mark-Up Language (XML). This Web-based architecture enhances the scalability of our software and enables the rapid integration of our platform with other e-business and legacy application and data systems. By integrating with databases and other enterprise systems, our technology platform functions as the software infrastructure for rapidly deploying and changing an e-business solution.


     We offer our products on both a license and a hosted basis. We also offer implementation, consulting and maintenance services to support our customers. Kana Online, our hosted application service, allows e-businesses to rapidly and efficiently deploy our integrated e-business solutions while minimizing their up-front investment in hardware, software and services.


     Our objective is to become the leading provider of mission critical Web-architected communications and relationship management software products and services for e-businesses. To achieve our objective, we intend to expand our products to enter new markets, increase our global distribution capabilities and alliances, leverage our hosted application service and continue to emphasize customer advocacy and satisfaction.


     We are incorporated in Delaware. Our principal executive offices are located at 740 Bay Road, Redwood City, California 94063, and our telephone number at that address is (650) 298-9282.


     Financial Information. The following table sets forth selected consolidated financial operating data for Kana Communications. The selected historical statement of operations data for the years ended December 31, 1998 and 1999 and the selected historical balance sheet data as of December 31, 1999 have been derived from the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 1999 as amended on Form

10-K/A that have been audited by KPMG LLP, independent public accountants.
The selected historical statement of operations data for the nine months ended September 30, 1999 and September 30, 2000 and the selected historical balance sheet data as of September 30, 2000, which are included in our quarterly report on Form 10-Q for the quarter ended September 30, 2000, are unaudited, but include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The information presented below should be read together with our consolidated financial statements and related notes. We have presented the following data in thousands, except per share data.



                                                                                                      Nine Months Ended
                                                            Year Ended December 31,                      September 30,
                                                       ------------------------------            ----------------------------
                                                            1998                1999                1999               2000
                                                       -------------      -----------            -----------       ----------
                                                                                                          (unaudited)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
   License....................................          $  2,014           $  10,536            $  5,811          $  46,633
   Service....................................               333               3,528               1,795             30,183
                                                        --------           ---------            --------          ---------
     Total revenues...........................             2,347              14,064               7,606             76,816
                                                        --------           ---------            --------          ---------


Cost of revenues:
   License....................................                54                 271                 124              1,719
   Service....................................               666               6,610               3,540             31,158
                                                        --------           ---------            --------          ---------
     Total cost of revenues...................             1,627               6,881               3,664             32,877
                                                        --------           ---------            --------          ---------
Gross profit..................................             1,627               7,183               3,942             43,939
                                                        --------           ---------            --------          ---------
Operating expenses:
   Sales and marketing........................             5,504              21,199              12,141             58,297
   Research and development...................             5,669              12,854               8,445             29,291
   Amortization of goodwill and identifiable
     intangibles..............................                 -                   -                   -            559,908
   General and administrative.................             1,826               5,018               3,213             11,929
   Amortization of stock-based compensation...             1,456              80,476               6,631             10,703
   In-process research and development........                 -                   -                   -              6,900
   Acquisition related costs..................                 -               5,635                 910              6,564
                                                        --------           ---------            --------          ---------
     Total operating expenses.................            14,455             125,182              31,340            683,592
                                                        --------           ---------            --------          ---------
Operating loss................................           (12,828)           (117,999)            (27,398)          (639,653)
Other income (expense), net...................               227                (744)               (750)             3,930
                                                        --------           ---------            --------          ---------
     Net loss.................................          $(12,601)          $(118,743)           $(28,148)         $(635,723)
                                                        ========           =========            ========          =========
Basic and diluted net loss per share..........          $  (2.01)          $   (4.61)           $  (1.64)         $   (7.57)
Shares used in computing basic and diluted
     net loss per share.......................             6,258              25,772              17,186             83,949


OTHER FINANCIAL DATA:
Capital expenditures..........................          $ (1,446)           $ (8,418)           $ (4,026)         $  (23,782)
Cash flows used in
     operating activities.....................           (10,104)            (25,705)            (13,839)            (64,487)
Cash flows provided by (used in) investing
     activities...............................            (1,396)            (44,399)            (11,429)             35,511
Cash flows provided by financing
     activities...............................            19,996              75,020              72,208             122,400

                                                               As of December 31,                     As of September 30,
                                                       ------------------------------            ----------------------------
                                                            1998                1999                1999                2000
                                                       -------------      -----------            -----------       ----------
                                                                                                          (unaudited)
CONSOLIDATED BALANCE SHEET DATA
 (at period end):
Cash, cash equivalents and short-term
  investments.................................          $ 14,035            $ 53,217            $ 64,627          $  115,272
Working capital...............................            11,833              38,591              57,836              92,803
Total assets..................................            16,876              70,229              72,593           3,396,722
Notes payable, less current portion...........               726                 412                 652                 219
Total stockholders' equity....................            12,951              48,500              61,276           3,328,086

     See section 16 for instructions on how you can obtain copies of our SEC reports that contain the audited financial statements and unaudited financial data we have summarized above.


10. INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS.


     A list of our directors and executive officers is attached to this offer to exchange as Schedule A. As of February 1, 2001, our executive officers and directors as a group beneficially owned options outstanding under our various stock plans to purchase a total of 2,103,498 shares of our common stock which represented approximately 9.1% of the shares subject to all options outstanding under our various stock plans as of that date, including options to purchase 2,103,498 shares of our common stock under the option plans which represented approximately 9.5% of the shares subject to all options outstanding under the option plans as of that date. Of the options held by these persons, options to purchase a total of 1,267,898 shares of common stock are eligible options and options to purchase a total of 185,000 shares of common stock are special options. Our executive officers have informed us that they intend to tender their eligible options pursuant to the offer. Our non-employee directors have informed us that they do not intend to tender any options pursuant to the offer.


     Other than periodic purchases pursuant to the formula provisions of the Kana Communications, Inc. Employee Stock Purchase Plan and ordinary course grants of stock options to employees who are not executive officers, there have been no transactions in options to purchase our common stock or in our common stock which were effected during the past 60 days by Kana Communications or, to our knowledge, by any current executive officer, director, affiliate or subsidiary of Kana Communications.

     Investors' Rights Agreement. We have entered into an investors' rights agreement with a number of our stockholders with respect to their rights, restrictions and obligations as stockholders. These stockholders include several of our directors and their affiliates, including Draper Fisher Partners IV, LLC and Benchmark Capital Management Co., L.L.C. Under the terms of the investors' rights agreement, if we propose to register any of our securities under the Securities Act of 1933, as amended (the "Securities Act"), either for our own account or the account of other security holders exercising registration rights, these holders are entitled to notice of the registration and are entitled to include shares of common stock in the registration. The rights are subject to conditions and limitations, among them the right of the underwriters of an offering subject to the registration to limit the number of shares included in the registration. Holders of these rights may also require us to file a registration statement under the Securities Act at our expense with respect to their shares of common stock, and we are required to use our best efforts to effect the registration, subject to conditions and limitations. Furthermore, stockholders with registration rights may require us to file additional registration statements on Form S-3, subject to conditions and limitations.


     Private Company Acquisitions. In connection with our acquisition of Connectify, Inc. in August 1999, the Connectify shareholders became parties to the investors' rights agreement described above. In connection with our acquisition of Business Evolution, Inc. and netDialog, Inc. in December 1999, we agreed to file a registration statement covering the resale of the 3,010,486 shares of our common stock issued in those acquisitions, and the shares were registered pursuant to a registration statement on Form S-1 originally filed with the Commission on July 28, 2000. We agreed to use commercially reasonable efforts to cause the registration statement to remain effective until one year from the closing date of the acquisitions.


     Private Placement. We agreed to grant registration rights to the holders of 2,500,000 shares of our common stock placed in a private placement pursuant to a registration rights agreement dated as of June 7, 2000. The shares were registered pursuant to a registration statement on Form S-1 originally filed with the Commission on June 28, 2000, and we agreed to use our best efforts to cause the registration statement to remain effective until the earlier of (a) such time as the shareholders have sold all of the shares and (b) two years from the closing date of the private placement, subject to extension for delay.


     Accenture LLP Alliance. We agreed to grant registration rights to Accenture LLP, formerly known as Andersen Consulting LLP, pursuant to a stock and warrant purchase agreement dated as of September 6, 2000. The 400,000 shares of common stock acquired by Accenture and the 725,000 shares issuable upon exercise of a currently outstanding warrant to purchase common stock held by Accenture in connection with the transaction were registered pursuant to a registration statement on Form S-3 originally filed with the Commission on September 26, 2000, and we agreed to use commercially reasonable efforts to cause the registration statement to remain effective until the earlier of (a) such time as Accenture has sold all of the shares and (b) two years from the closing date of the transaction.


     Loans to Officers and Directors. From time to time, we have issued five-year full recourse promissory notes, bearing interest, to certain of our officers, directors and employees in connection with the exercise of options held by them to purchase shares of our common stock.

11. STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER


     All tendered options that are accepted for exchange will be cancelled. All tendered eligible and special options granted under the 1999 plan (but not those granted under the other option plans) that are accepted and cancelled will, after such cancellation, be available for regrant or issuance under the 1999 plan, and may fund part of the share reserve under the 1999 plan necessary to carry out the exchange that is the subject of this offer. To the extent those shares exceed the reserve necessary for issuance upon exercise of the new options to be granted in connection with the offer or for issuance as restricted stock pursuant to the offer, those excess shares will be available for future awards to employees and other eligible plan participants.


     We will recognize a compensation expense equal to the fair market value of the restricted stock issued in the offer, with such fair market value to be measured at the end of the tender offer period. The resulting compensation expense will be amortized over the six-month vesting period in effect for the restricted stock. We believe that we will not incur any other compensation expense solely as a result of the transactions contemplated by the offer because:


     . we will not grant any new options to participants in the program until a business day that is at least six months and one day after the date that we accept and cancel options tendered for exchange; and

     . the exercise price of all new options will equal the market value of the common stock on the date we grant the new options.

     We may incur compensation expense, however, if we grant any options with an exercise price less than $5.00 to any tendering option holder before the scheduled new option grant date. Such an option grant would be treated for financial reporting purposes as a variable award to the extent that the number of shares subject to the newly granted option is equal to or less than the number of the shares subject to the tendered option. In such event, we would be required to record as a compensation expense chargeable against our reported earnings all increases in the fair value of those options, including any appreciation in the market price of the underlying option shares, which occurs between the grant date of that option and the date the option is exercised for those shares or otherwise terminates unexercised.


12.  LEGAL MATTERS; REGULATORY APPROVALS.


     We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and our grant of new options and restricted stock as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options or restricted stock as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We are unable to predict whether we may determine that we are required to delay the acceptance of options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and cancellation and to issue new options and restricted stock for tendered options is subject to conditions, including the conditions described in section 6.


13.  MATERIAL FEDERAL INCOME TAX CONSEQUENCES.


     The following is a general summary of the material federal income tax consequences of the exchange of options pursuant to the offer. This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of the offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders, including our international employees.


     Exchange of Options for New Options. If you exchange outstanding options for new options to be granted six months and a day or more later, you will not be required to recognize income for federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.


     Grant of New Options. You will not be required to recognize any income for federal income tax purposes when the new options are granted to you. The grant of those options is not a taxable event.


     Exercise of New Options. The new options received in the exchange will be non-statutory stock options under the federal tax laws. Accordingly, when those options are subsequently exercised, you will recognize taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and you must satisfy the applicable withholding taxes with respect to such income.


     Subsequent Sale of Option Shares. The subsequent sale of the shares acquired pursuant to the exercise of your non-statutory stock option generally will give rise to capital gain equal to the amount realized upon the sale of the shares less the sum of the (i) exercise price paid for the shares plus (ii) the taxable income previously recognized in connection with the purchase of those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the sale.


     Issuance of Restricted Stock. There will be no immediate tax consequences to you upon the issuance of the restricted stock in exchange for your eligible options, unless you make an election under Section 83(b) of the Internal Revenue Code to be taxed on your restricted stock at the time of issuance. Such an election must be made within thirty (30) days after you sign the restricted stock issuance agreement and pay us the par value of the restricted stock issued to you (rounded up to the nearest whole cent). If you make such an election, then you will recognize immediate taxable income equal to the fair market value of the restricted stock at the time the restricted stock issuance agreement was signed and the par value of the shares paid, and you must deliver to us a check for the federal and state income and employment withholding taxes to which you are subject as a result of such income. Should you subsequently forfeit the restricted stock because your employment terminates before the vesting date, then you will not be able to recover the taxes you paid with respect to your restricted stock or to claim any deduction for those taxes.


     In the absence of such a Section 83(b) election, you will recognize taxable income at the time your restricted stock vests. The amount of such income will be equal to the fair market value of your restricted stock on the vesting date, and you must pay us the federal and state income and withholding taxes to which you become subject as a result of such income.


     We will generally be allowed a business expense deduction for the amount of the taxable income recognized by you in connection with the issuance or vesting of your restricted stock.


     Subsequent Sale of Restricted Stock. Upon a sale or other taxable disposition of the restricted stock following the date your restricted stock vests, you will recognize a taxable capital gain equal to the amount realized upon the sale or disposition of the shares less their fair market value at the time you recognized the taxable income in connection with your acquisition of those shares. A capital loss will result to the extent the amount realized upon such sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the sale.


     The capital gain holding period for the restricted stock will start either
(i) at the time the restricted stock vests, if no Section 83(b) election is filed at the time of issuance, or (ii) at the time of issuance, if you file the
Section 83(b) election within thirty (30) days after the issue date.


     Effect on Incentive Stock Options Not Tendered. We do not believe that our offer to you will change any of the terms of your eligible incentive stock options if you do not accept the offer. However, the IRS may characterize our offer to you as a "modification" of those incentive stock options, even if you decline the offer. A successful assertion by the IRS that you incentive stock options were modified would extend the period you would have to hold the shares purchased under those options in order to qualify all of the gain on a subsequent sale of those shares as long-term capital gain. That extended holding period for long-term capital gain would require that any taxable sale or disposition of the shares not take place until the later of (i) two years from the date of the deemed modification of your incentive stock options or (ii) one
year from the date of the option exercise for those shares.   In addition, such
a deemed modification may also cause a portion of your incentive stock options to be treated as non-statutory stock options upon exercise.


     You should not have realized taxable income when the incentive stock options were granted to you. In addition, you generally will not realize taxable income when you exercise an incentive stock option. However, your alternative minimum taxable income will be increased by the amount by which the aggregate fair market value of the shares you may purchase under the option, which is generally determined as of the date you exercise the option, exceeds the aggregate exercise price paid for the purchased shares.


     Except in certain circumstances that are described in your option plan and option agreement, such as your death or disability, if an option is exercised more than three months after your employment is terminated, the option will not be treated as an incentive stock option and is subject to taxation under the rules applicable to non-statutory stock options that are discussed above.


     If you sell common stock that you acquired by exercising an incentive stock option, the tax consequences of the sale depend on whether the disposition is "qualifying" or "disqualifying". A qualifying disposition will occur if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted (or subsequently modified) and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.


     Upon a qualifying disposition, you will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss.


     If you make a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If you make a qualifying disposition, then we will not be entitled to any income tax deduction.


     WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.


     IF YOU CHOOSE NOT TO EXCHANGE ALL YOUR ELIGIBLE OPTIONS, WE ALSO RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES APPLICABLE TO THE EXERCISE OF THE ELIGIBLE OPTIONS YOU DO NOT EXCHANGE AND TO THE SUBSEQUENT SALE OF THE COMMON STOCK PURCHASED UNDER THOSE OPTIONS.


14.  EXTENSION OF OFFER; TERMINATION; AMENDMENT.


     We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in section 6 has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay the acceptance for exchange and cancellation of any options by giving oral or written notice of such extension to the option holders and making a public announcement thereof.


     We also expressly reserve the right, in our reasonable judgment, prior to the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any tendered options upon the occurrence of any of the conditions specified in section 6, by giving oral or written notice of such termination or postponement to the option holders and making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the options tendered promptly after termination or withdrawal of a tender offer.


     Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in section 6 has occurred or is deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to option holders or by decreasing or increasing the number of options being sought in the offer.


     Amendments to the offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment will be issued no later than 9:00 a.m., Pacific Standard Time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement made pursuant to the offer will be disseminated promptly to option holders in a manner reasonably designated to inform option holders of such change, such as, for example, by press release.


     If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish notice of such action and extend the offer for a period of ten business days after the date of such publication:


          (a) (1) we increase or decrease the amount of consideration offered for the options;


               (2) we decrease the number of options eligible to be tendered in the offer; or


               (3) we increase the number of options eligible to be tendered in the offer by an amount that exceeds 2% of the shares of common stock issuable upon exercise of the options that are subject to the offer immediately prior to the increase; and


          (b) the offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this section 14.

15.  FEES AND EXPENSES.


     We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to this offer to exchange.


16.  ADDITIONAL INFORMATION.


     We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this offer to exchange is a part, with respect to the offer. This offer to exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC before making a decision on whether to tender your options:


          1. our annual report on Form 10-K for our fiscal year ended December 31, 1999, filed with the SEC on March 30, 2000, as amended by the Form 10-K/A, filed with the SEC on August 30, 2000;



          2. our quarterly report on Form 10-Q for our fiscal quarter ended September 30, 2000, filed with the SEC on November 14, 2000; and


          3. the description of our common stock included in our registration statement on Form 8-A, which was filed with the SEC on August 27, 1999, including any amendments or reports we file for the purpose of updating that description.


     The SEC file number for these filings is 0-26287. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

       450 Fifth Street, N.W.                  7 World Trade Center                  500 West Madison Street
             Room 1024                              Suite 1300                              Suite 1400
      Washington, D.C.  20549               New York, New York  10048                Chicago, Illinois  60661

     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.


     Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.


     Our common stock is quoted on the Nasdaq National Market under the symbol "KANA," and our SEC filings can be read at the following Nasdaq address:

                               Nasdaq Operations
                              1735 K Street, N.W.
                            Washington, D.C.  20006

     We will also provide without charge to each person to whom a copy of this offer to exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

                           Kana Communications, Inc.
                         Attention:  Investor Relations
                                  740 Bay Road
                         Redwood City, California 94063

or by telephoning us at (650) 298-9282 between the hours of 9:00 a.m. and 4:00 p.m., Redwood City, California local time.


     As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this offer to exchange, you should rely on the statements made in the most recent document.


     The information contained in this offer to exchange about Kana Communications should be read together with the information contained in the documents to which we have referred you.


17.  MISCELLANEOUS.


     This offer to exchange and our SEC reports referred to above include "forward-looking statements". When used in this offer to exchange, the words "anticipate," "believe," "estimate," expect," "intend" and "plan" as they relate to Kana Communications, Inc. or our management are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. The documents filed by Kana Communications with the SEC, including our annual report on Form 10-K filed on March 30, 2000, our amendment to annual report on Form 10-K/A filed on August 30, 2000 and our quarterly report on Form 10-Q filed on November 14, 2000, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. These risks include delays in new product development, technological and market change, and risks related to future growth and rapid expansion. Other important risks include difficulties with integrating our operations with those of companies we have acquired, the length of our sales cycle, inability of our customers to implement our software, general economic and business conditions, difficulties associated with international expansion, competition and other factors beyond our control. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the act. The act does not provide this protection for transactions such as the offer and is not available for our forward-looking statements contained in this offer to exchange.

     We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.


     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Kana Communications, Inc.                                      February 28, 2001

                                   SCHEDULE A


      INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF KANA
                              COMMUNICATIONS, INC.


     The directors and executive officers of Kana Communications, Inc. and their positions and offices as of February 28, 2001, are set forth in the following table:

          NAME                                                  POSITION AND OFFICES HELD
          ----                                                  -------------------------
James C. Wood.................................  Chief Executive Officer, Chairman of the Board of Directors
David B. Fowler...............................  President
Nigel K. Donovan..............................  Chief Operating Officer
Art M. Rodriguez..............................  Interim Chief Financial Officer
Toya A. Rico..................................  Chief Personnel Officer
David M. Beirne...............................  Director
Robert W. Frick...............................  Director
Eric A. Hahn..................................  Director
Charles A. Holloway, Ph.D.....................  Director
Steven T. Jurvetson...........................  Director

     The address of each director and executive officer is: c/o Kana Communications, Inc., 740 Bay Road, Redwood City, California 94063.

===============================================================================

                               OFFER TO EXCHANGE

                          CERTAIN OUTSTANDING OPTIONS

             HAVING AN EXERCISE PRICE PER SHARE OF MORE THAN $5.00

                                       OF

                           KANA COMMUNICATIONS, INC.


                               -----------------



     Any questions or requests for assistance or additional copies of any documents referred to in the offer to exchange may be directed to Franklin P. Huang, General Counsel, at Kana Communications, Inc., 740 Bay Road, Redwood City, California 94063 (telephone: (650) 298-9282) (facsimile: (702) 442-6642).



                               -----------------



                               February 28, 2001


===============================================================================